                                                                    Exhibit 4.12

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                               WARRANT AGREEMENT
                           Dated as of March 5, 1998

                                By and Between
                                 WAM!NET INC.
                                      and
                       FIRST TRUST NATIONAL ASSOCIATION
                               as Warrant Agent
                     ------------------------------------


                       Warrants to Purchase Common Stock
                           Par Value $.01 Per Share

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

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

                                    ARTICLE I

                     ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01.  Issuance of Warrants...........................................8
SECTION 1.02.  Form of Warrant Certificates...................................8
SECTION 1.03.  Execution of Warrant Certificates..............................8
SECTION 1.04.  Authentication and Delivery....................................9
SECTION 1.05.  Temporary Warrant Certificates................................10
SECTION 1.06.  Separation of Warrants and Notes..............................10
SECTION 1.07.  Registration..................................................10
SECTION 1.08.  Registration of Transfers or Exchanges........................11
SECTION 1.09.  Lost, Stolen, Destroyed, Defaced or Mutilated
               Warrant Certificates..........................................16
SECTION 1.10.  Offices for Exercise, etc.....................................17

                                   ARTICLE II

                         DURATION, EXERCISE OF WARRANTS;
                    EXERCISE PRICE AND REPURCHASE OF WARRANTS

SECTION 2.01.  Duration of Warrants..........................................17
SECTION 2.02.  Exercise, Exercise Price, Settlement and Delivery.............18
SECTION 2.03.  Cancellation of Warrant Certificates..........................21
SECTION 2.04.  Notice of an Exercise Event...................................21

                                   ARTICLE III

           OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

SECTION 3.01.  Enforcement of Rights.........................................21
SECTION 3.02.  Obtaining Stock Exchange Listings.............................22

                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY

SECTION 4.01.  Payment of Taxes..............................................22

SECTION 4.02.  Qualification Under the Securities Laws.......................22
SECTION 4.03.  Rules 144 and 144A............................................23
SECTION 4.04.  Form of Initial Public Equity Offering........................23
SECTION 4.05.  Registration of Shares........................................23

                                    ARTICLE V

                                   ADJUSTMENTS

SECTION 5.01.  Adjustment of Exercise Rate; Notices..........................24
SECTION 5.02.  Fractional Shares.............................................30
SECTION 5.03.  Certain Distributions.........................................30

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

SECTION 6.01.  Warrant Agent.................................................31
SECTION 6.02.  Conditions of Warrant Agent's Obligations.....................31
SECTION 6.03.  Resignation and Appointment of Successor......................35

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01.  Amendment.....................................................36
SECTION 7.02.  Notices and Demands to the Company and Warrant Agent..........37
SECTION 7.03.  Addresses for Notices to Parties and for
               Transmission of Documents.....................................37
SECTION 7.04.  Notices to Holders............................................38
SECTION 7.05.  APPLICABLE LAW; SUBMISSION TO JURISDICTION....................38
SECTION 7.06.  Persons Having Rights Under Agreement.........................38
SECTION 7.07.  Headings......................................................38
SECTION 7.08.  Counterparts..................................................38
SECTION 7.09.  Inspection of Agreement.......................................38
SECTION 7.10.  Availability of Equitable Remedies............................39
SECTION 7.11.  Obtaining of Governmental Approvals...........................39

EXHIBITS:

EXHIBIT A  Form of Warrant Certificate
EXHIBIT B  Form of Legend for Global Warrant
EXHIBIT C  Certificate to be Delivered Upon Exchange or Registration of
           Transfer of Warrants
EXHIBIT D  Form of Certificate to be Delivered in Connection with
           Regulation S Transfers

                             INDEX OF DEFINED TERMS


DEFINED TERM                                 SECTION
------------                                 -------
Affiliate                                    SECTION 5.01.(l)
Agreement                                    Preamble
Business Day                                 SECTION 2.01.
Capital Stock                                SECTION 5.01.(l)
Cashless Exercise                            SECTION 2.02.(b)
Cashless Exercise Ratio                      SECTION 2.02.(b)
Common Stock                                 Preamble
Company                                      Preamble
control                                      SECTION 5.01.(l)
Current Market Value                         SECTION 5.01.(l)
Definitive Warrants                          SECTION 1.02.
Distribution                                 SECTION 5.03.
Distribution Rights                          SECTION 5.03.
Election to Exercise                         SECTION 2.02.(a)
Exercisability Date                          SECTION 2.02.
Exercise Date                                SECTION 2.02.(c)
Exercise Event                               SECTION 2.02.
Exercise Price                               SECTION 2.02.
Exercise Rate                                SECTION 2.02.
Expiration Date                              SECTION 2.01.
Fundamental Transaction                      SECTION 5.01.(d)
Global Shares                                SECTION 2.02.(e)
Global Warrants                              SECTION 1.02.
Indenture                                    Preamble
Independent Financial Expert                 SECTION 5.01.(l)
Initial Public Equity Offering               SECTION 2.02.
Initial Purchasers                           Preamble
Merrill Lynch                                Preamble
Notes                                        Preamble
Officers' Certificate                        SECTION 1.08.(d)(i)
Person                                       SECTION 2.02.
Private Placement Legend                     SECTION 1.08.(g)
Prospectus                                   SECTION 4.02.
Purchase Agreement                           Preamble
QIB                                          SECTION 1.08.(a)(B)
Registrar                                    SECTION 1.07.
Registration Rights Agreement                Preamble
Related Parties                              SECTION 6.02.(e)

Requisite Warrant Holders                    SECTION 7.01.
Resale Restriction Termination Date          SECTION 1.08.(a)(y)
Securities Act                               SECTION 1.06.
Separability Date                            SECTION 1.06.
Separation                                   SECTION 1.06.
Shares                                       SECTION 1.01.
Subject Class                                SECTION 4.04.
Surviving Person                             SECTION 5.01.(d)
Time of Determination                        SECTION 5.01.(l)
Trustee                                      Preamble
Units                                        Preamble
Warrant Agent                                Preamble
Warrant Agent Office                         SECTION 1.10.
Warrant Certificates                         SECTION 2.01
Warrant Change of Control                    SECTION 2.01
Warrant Exercise Office                      SECTION 2.02.(a)
Warrant Register                             SECTION 1.07.
Warrants                                     Preamble

                                WARRANT AGREEMENT


     WARRANT AGREEMENT ("AGREEMENT"), dated as of March 5, 1998 by and between WAM!NET INC., a Minnesota corporation (together with any successor thereto, the "COMPANY"), and FIRST TRUST NATIONAL ASSOCIATION, as warrant agent (with any successor Warrant Agent, the "WARRANT AGENT").

     WHEREAS, the Company has entered into a purchase agreement (the "PURCHASE AGREEMENT") dated February 26, 1998 with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc. (collectively, the "INITIAL PURCHASERS") in which the Company has agreed to sell to the Initial Purchasers 208,530 Units (the "UNITS") consisting, in the aggregate, of (i) $208,530,000 aggregate principal amount at maturity of Senior Discount Notes due 2005 (the "NOTES") of the Company, to be issued under an Indenture dated as of March 5, 1998 (the "INDENTURE"), between the Company and First Trust National Association, as trustee (in such capacity, the "TRUSTEE"), and (ii) 625,590 Warrants (the "WARRANTS"), each Warrant initially entitling the holder thereof to purchase
2.01 shares of Common Stock, par value $.01 per share (the "COMMON STOCK"'), of the Company, to be issued under this Agreement. First Trust National Association has been appointed Unit Agent by the Company (in such capacity, the "Unit Agent"). The certificates evidencing the Warrants are herein referred to collectively as the "WARRANT CERTIFICATES"; and

     WHEREAS, each Unit will consist of one Note in the principal amount at maturity of $1,000 and three Warrants; the Notes and the Warrants comprising part of the Units shall not be separately transferable until the Separability Date (as defined below); and

     WHEREAS, the holders of the Warrants are entitled to the benefits of a Common Stock Registration Rights Agreement dated as of March 5, 1998 among the Company, the Initial Purchasers and WorldCom Inc. (the "REGISTRATION RIGHTS AGREEMENT"); and

     WHEREAS, the Company desires the Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                     ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

     SECTION 1.01. ISSUANCE OF WARRANTS. Warrants comprising part of the Units shall be originally issued in connection with the issuance of the Units and such Warrants shall not be separately transferable from the Notes until on or after the Separability Date as provided in Section 1.06 hereof.

     Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall, when exercisable as provided herein and therein, represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the holder of such Warrant) 2.01 fully paid, registered and non-assessable shares of Common Stock at an exercise price of $0.01 per share. The number of shares issuable upon exercise of a Warrant is subject to adjustment as provided herein and in the Warrant. The shares purchasable upon exercise of a Warrant are hereinafter referred to as the "SHARES" and, unless the context otherwise requires, such term shall also include any other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V, subject to adjustment as provided herein and in the Warrant.

     SECTION 1.02. FORM OF WARRANT CERTIFICATES. The Warrant Certificates will initially be issued either in global form (the "GLOBAL WARRANTS"), substantially in the form of EXHIBIT A hereto, or in registered form as definitive Warrant Certificates (the "DEFINITIVE WARRANTS") substantially in the form of EXHIBIT A attached hereto. Any Global Warrants to be delivered pursuant to this Agreement shall bear the legend set forth in EXHIBIT B attached hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a holder of Warrants may receive from the Warrant Agent or the Depository Definitive Warrants as set forth in Section 1.08 hereof.

     SECTION 1.03. EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by the Chairman of its Board of Directors, its President or any Vice President and attested by its Secretary or Assistant Secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

     SECTION 1.04. AUTHENTICATION AND DELIVERY. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.07 hereof).

     Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the Chairman of its Board of Directors, its President or any Vice President and attested by its Secretary or Assistant Secretary, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Warrant Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

     In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such an authorized signatory before the Warrant Certificate shall be disposed of by the Company or the Warrant Agent, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent, and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

     The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in EXHIBIT A hereto.

     SECTION 1.05. TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.10 hereof. Subject to the provisions of Section 4.01 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

     SECTION 1.06. UNITS; SEPARATION OF WARRANTS AND NOTES. The Warrants shall initially be issued as part of a Unit, each Unit consisting of three Warrants and $1,000 principal face amount of Notes. The Notes and the Warrants comprising a Unit will not be separately transferable until the Separability Date. "SEPARABILITY DATE" shall mean the earliest to occur of: (i) September 1, 1998,
(ii) the occurrence of an Exercise Event (as defined herein), (iii) the occurrence of an Event of Default (as defined in the Indenture), (iv) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (v) immediately prior to any redemption of Notes by the Company from the net proceeds of an Initial Public Equity Offering (as defined in the Indenture), (vi) immediately prior to the occurrence of a Warrant Change of Control (as defined herein) or (v) such earlier date as determined by Merrill Lynch & Co. in its sole discretion and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing. The separation of the Warrants and the Notes is herein referred to as a "SEPARATION". Transfers of the Units shall be made by the Unit Agent in accordance with the restrictions set forth in Section1.08 hereof. The Unit Agent shall be entitled to the same benefits and privileges as those accorded to the Warrant Agent under this Warrant Agreement.

     SECTION 1.07. REGISTRATION. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "REGISTRAR." The

Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

     The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "WARRANT REGISTER"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

     SECTION 1.08. REGISTRATION OF TRANSFERS OR EXCHANGES.

     (a) TRANSFER OR EXCHANGE OF DEFINITIVE WARRANTS. When Definitive Warrants are presented to the Warrant Agent with a request from the holder:

     (i)  to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section
1.08 hereof for such transactions are met; PROVIDED, HOWEVER, that the Definitive Warrants presented or surrendered by a holder for registration of transfer or exchange:

     (x) shall be duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Company and the Warrant Agent, duly executed by such holder or by his attorney, duly authorized in writing; and

     (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (X) the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto)) after the later of the date of original issuance of the Warrants and the last date on which the Company or any affiliate of the Company was the owner of such Warrants, or any predecessor thereto, and (Y) such later date, if any, as may be required by any subsequent change in applicable law (the "RESALE RESTRICTION TERMINATION DATE"), such Warrants shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Warrants are being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certi fication from such holder to that effect (in substantially the form of EXHIBIT C hereto); or

          (B) if such Warrants are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities
               Act) (a "QIB") in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto); or

          (C) if such Warrants are being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of a certification to that effect (in substantially the form of EXHIBIT C hereto), and a Certificate for Regulation S Transfers in the form of EXHIBIT D hereto; or

          (D) if such Warrants are being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto), and (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; PROVIDED that the Company may, based upon the views of its own counsel, instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB or non-U.S. Person.

     (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE WARRANT FOR A BENEFICIAL INTEREST IN A GLOBAL WARRANT. A Definitive Warrant may not be transferred by a holder for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

          (A) certification from such holder (in substantially the form of EXHIBIT C hereto) that such Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

          (B) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall upon written instructions from the Company authenticate a new Global Warrant in the appropriate amount.

     (c) TRANSFER OR EXCHANGE OF GLOBAL WARRANTS. The transfer or exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.08, the Private Placement Legend, this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

     (d) TRANSFER OR EXCHANGE OF A BENEFICIAL INTEREST IN A GLOBAL WARRANT FOR A DEFINITIVE WARRANT.

     (i) Any person having a beneficial interest in a Global Warrant may transfer or exchange such beneficial interest for a Definitive Warrant upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, including a written order containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of EXHIBIT C hereto); or

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto); or

          (C) if such beneficial interest is being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of EXHIBIT C hereto) and (ii) a Certificate for Regulation S Transfers in the form of EXHIBIT D hereto; or

          (D) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of
               (i) a certi fication to that effect (in substantially the form of EXHIBIT C hereto) and (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; PROVIDED that the Company may instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB or Non-U.S. Person;

          then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt from the Comany of an authentication order in the form of an officers' certificate (a certificate signed by two officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "OFFICERS' CERTIFICATE"), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.08(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered and adjust the Global Warrant pursuant to paragraph (h) of this Section 1.08.

     (e) RESTRICTIONS ON TRANSFER OR EXCHANGE OF GLOBAL WARRANTS. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 1.08), a Global Warrant may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) AUTHENTICATION OF DEFINITIVE WARRANTS IN ABSENCE OF DEPOSITARY. If at any time:

     (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

     (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants for all Global Warrants under this Agreement,

then the Company will execute, and the Warrant Agent will, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Warrants, authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

     (g) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Warrant Certificates not bearing the legend set forth in the first paragraph of EXHIBIT A attached hereto (the "PRIVATE PLACEMENT LEGEND"), the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that bear the Private Placement Legend unless, and the Warrant Agent is hereby authorized to deliver Warrant Certificates without the Private Placement Legend if, (i) the requested transfer is not prior to the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto) under the Securities Act or any successor provision thereunder) after the later of the original Issue Date of the Warrants or the last day on which the Company or any of its affiliates was the owner of the Warrant or any predecessor security, (ii) there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) the Warrants to be transferred or exchanged represented by such Warrant Certificates are being transferred or exchanged pursuant to an effective registration statement under the Securities Act.

     (h) CANCELLATION OR ADJUSTMENT OF A GLOBAL WARRANT. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Company or, upon written order to the Warrant Agent in the form of an Officers' Certificate from the Company, retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

          (i) OBLIGATIONS WITH RESPECT TO TRANSFERS OR EXCHANGES OF DEFINITIVE WARRANTS.

     (i) To permit registrations of transfers or exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

     SECTION 1.09. LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of an indemnity bond satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a BONA FIDE purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.09 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

     The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

     SECTION 1.10. OFFICES FOR EXERCISE, ETC. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.05 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; PROVIDED, HOWEVER, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its principal corporate trust office identified in Section
7.03 in the Borough of Manhattan, The City of New York (the "WARRANT AGENT OFFICE"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.


                                   ARTICLE II

                         DURATION, EXERCISE OF WARRANTS;
                    EXERCISE PRICE AND REPURCHASE OF WARRANTS

     SECTION 2.01. DURATION OF WARRANTS. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on March 1, 2005. The date of expiration of a particular Warrant is referred to herein as the "EXPIRATION DATE" of such Warrant. Each Warrant may be exercised on any Business Day (as defined below) on or after the

Exercisability Date (as defined in Section 2.02) and on or prior to the close of business on the Expiration Date.

     Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

     "BUSINESS DAY" shall mean any day on which (i) banks in New York City, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which any other securities underlying the Warrants are listed or admitted to trading are open for business.

     SECTION 2.02. EXERCISE, EXERCISE PRICE, SETTLEMENT AND DELIVERY. (a) Subject to the provisions of this Agreement, a holder of a Warrant shall have the right to purchase from the Company on or after the Exercisability Date, and on or prior to the close of business on the Expiration Date, 2.01 fully paid, registered and non-assessable shares of Common Stock (and any other securities or property purchasable or deliverable upon exercise of such Warrant as provided in Article V), subject to adjustment in accordance with Article V hereof, at the purchase price of $0.01 for each share purchased (the "EXERCISE PRICE"). The number of Shares for which a particular Warrant may be exercised (the "EXERCISE RATE") shall be subject to adjustment from time to time as set forth in Article V hereof.

     "EXERCISABILITY DATE" means, with respect to each Warrant, the date as of which both of the following shall have occurred (whether before or on such date): (i) the Separability Date and (ii) an Exercise Event.

     "EXERCISE EVENT" means, with respect to each Warrant, the date of the occurrence of the earliest of: (1) immediately prior to the occurrence of a Warrant Change of Control, (2) (a) the 90th day (or such earlier date as determined by the Company in its sole discretion) following an Initial Public Equity Offering or (b) upon the closing of an Initial Public Equity Offering but only in respect of Warrants, if any, required to be exercised to permit the holders thereof to sell Shares pursuant to their registration rights, (3) a class of equity securities of the Company is listed on a national securities exchange or authorized for quotation on the The Nasdaq Stock Market or is otherwise subject to registration under the Exchange Act, or (4) September 1, 2000.

     "INITIAL PUBLIC EQUITY OFFERING" means an initial public offering of equity securities of the Company (whether or not underwritten and whether or not pursuant to a primary or secondary offering but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) pursuant to an effective registration statement under the Securities Act.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

     "VOTING STOCK" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

     "WARRANT CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), excluding WorldCom Inc., a Georgia corporation ("WORLDCOM") and its Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company or has, directly or indirectly, the right to elect or designate a majority of the Board of Directors of the Company; or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation, (ii) the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of the Voting Stock of the Company immediately before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation immediately after such transaction, as applicable, and (iii) no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding WorldCom and its Affiliates, is the "beneficial owner" directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable, or has, directly or indirectly, the right to elect or designate a majority of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable. The good faith determination by the Board of Directors of the Company, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the Securities and Exchange Commission.

     (a) Warrants may be exercised, in whole but not in part, on or after the date they are exercisable hereunder by (i) surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 1.10 (each a "WARRANT EXERCISE OFFICE") the Warrant Certificate evidencing such Warrants with the form of election to exercise Shares set forth on the reverse side of the Warrant Certificate (the "ELECTION TO EXERCISE") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Exercise Price for each such Warrant exercised. Each Warrant may be exercised only in whole.

     (b) Simultaneously with the exercise of each Warrant, payment in full of the aggregate Exercise Price may be made, at the option of the holder, (i) by United States dollars or by certified or official bank check, (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more Warrant Certificates), and without payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment in cash of the aggregate Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio or (iii) with any combination of (i) and (ii). For purposes of this Agreement, the "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of the Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise, and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "CASHLESS EXERCISE". Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the Cashless Exercise Ratio multiplied by the product of (a) the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise and (b) the aggregate number of Shares for which such Warrants is then exercisable (without giving effect to the Cashless Exercise option). All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant. If the Company has not effected the registration under the Securities Act of the offer and sale of the Shares by the Company to the holders of the Warrants upon the exercise thereof, the Company may elect to require that holders of the Warrants effect the exercise of the Warrants solely pursuant to the Cashless Exercise option and may also amend the Warrants to eliminate the requirement for payment of the Exercise Price with respect to such Cashless Exercise option. The Warrant Agent shall have no obligation under this section to calculate the Cashless Exercise Ratio.

     (c) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "EXERCISE DATE" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If all items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such items relate will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     (d) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through Cashless Exercise, cause an amount equal to the aggregate Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

     (e) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date; the Shares may initially be issued in global form (the "GLOBAL SHARES"). Such Global Shares shall represent such of the outstanding Shares as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Shares from time to time endorsed thereon and that the aggregate amount of outstanding Shares represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Share to reflect the amount of any increase or decrease in the amount of outstanding Shares represented thereby shall be made by the registrar for the Shares and the Depositary (referred to below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall (if possible) act as the Depositary with respect to the Global Shares until a successor shall be appointed by the Company and the registrar for the Shares. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

     SECTION 2.03. CANCELLATION OF WARRANT CERTIFICATES. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. Upon the Company's written request, the Warrant Agent shall deliver such canceled Warrant Certificates to the Company.

     SECTION 2.04. NOTICE OF AN EXERCISE EVENT. The Company shall, as soon as practicable after the occurrence of an Exercise Event, send or cause to be sent to each holder of Warrants, and to each beneficial owner of the Warrants with respect to which such Exercise Event has occurred to the extent that the Warrants are held of record by a depositary or other agent (with a copy to the Warrant Agent), by first-class mail, at the addresses appearing on the Warrant Register, a notice prepared by the Company advising such holder of the Exercise Event which has occurred, which notice shall describe the type of Exercise Event and the date of the occurrence thereof, as applicable, and the date and time of expiration of the right to exercise the Warrants prominently set forth in the face of such notice.

                                   ARTICLE III

           OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

     SECTION 3.01. ENFORCEMENT OF RIGHTS. (a) Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as expressly provided herein (including Section 5.03 hereof).

     SECTION 3.02. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States (including the Nasdaq National Market), if any, on which other shares of Common Stock are then listed.


                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY

     SECTION 4.01. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

     SECTION 4.02. QUALIFICATION UNDER THE SECURITIES LAWS. (a) Immediately prior to the occurrence of an Exercise Event (or, in the case of a Warrant Change of Control, as promptly as practicable thereafter), the Company will, if permitted by applicable law, take all such action as is necessary to cause the offer and sale by the Company of the Shares issuable or deliverable upon exercise of the Warrants to be registered or otherwise qualified under the provisions of the Securities Act and pursuant to all applicable state securities laws and to provide for the issuance of all Shares delivered upon exercise of the Warrants pursuant to an effective shelf registration statement under the Securities Act. Subject to the last sentence of this Section 4.02(a) and to paragraph (b) of this Section 4.02, so long as any unexpired Warrants which have become exercisable due to the occurrence of an Exercise Event remain outstanding, the Company will file such amendments and/or supplements to any registration statement under the Securities Act or under any state securities laws covering the issuance of such Shares and supplement and keep current any prospectus forming a part of such registration statement as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act (a "PROSPECTUS") and the regulations of the Securities and Exchange Commission and otherwise complying with the Securities Act and regulations thereunder, and as may be necessary to comply with any applicable state securities laws. The Warrant Agent shall have no duty to monitor when such registration or qualification is necessary nor shall the Warrant Agent be responsible for the Company's failure to comply with this Section 4.02. The Company's obligation to cause a shelf registration statement to become effective and maintain a Prospectus for delivery to each person exercising a Warrant shall be terminated on the date the Company delivers to the Warrant Agent an unqualified opinion of counsel reasonably satisfactory to the Warrant Agent to the effect that all Shares registrable or deliverable upon exercise of the Warrants may be issued without the requirement of registration under the Securities Act and will be freely transferable after receipt without limitation under the Securities Act.

     (b) The Company may suspend the effectiveness of such shelf registration statement and the use of any related prospectus in the event that, and for a period not to exceed an aggregate of 60 days in any calendar year if, (i) an event occurs and is continuing as a result of which the shelf registration statement would, in the Company's good faith judgement, which determination shall be evidenced by a resolution of the Company's board of directors, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(a) the Company determines in its good faith judgment, which determination shall be evidenced by a resolution of the Company's board of directors, that (A) the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company (PROVIDED the Company is not otherwise required to disclose such event) or (b) the disclosure relates to a pending material business transaction which has not yet been publicly disclosed and disclosure of such event at that time would jeopardize the success of such transaction.

     SECTION 4.03. RULES 144 AND 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants or Shares, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act.

     SECTION 4.04. FORM OF INITIAL PUBLIC EQUITY OFFERING. The Company agrees that it will not make an Initial Public Equity Offering of any class of its Capital Stock other than the principal class and series of Capital Stock into which the Warrants are then exercisable.

     SECTION 4.05. REGISTRATION OF SHARES. The Company agrees that it will comply with all applicable laws, including the Securities Act and any applicable state securities laws, in connection with the offer and sale of Shares (and other securities and property deliverable) upon exercise of the Warrants.


                                    ARTICLE V

                                   ADJUSTMENTS

     SECTION 5.01. ADJUSTMENT OF EXERCISE RATE; NOTICES. The Exercise Rate is subject to adjustment from time to time as provided in this Section.

     (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the date hereof, the
Company:

          (i) pays a dividend or makes a distribution on any of its Common Stock in shares of any of its Common Stock (other than any such dividend to the extent covered by Section 5.03);

          (ii) subdivides any of its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines any of its outstanding shares of Common Stock into a smaller number of shares;

          (iv) pays a dividend or makes a distribution on any of its Common Stock in shares of any of its Capital Stock (as defined below) (other than Common Stock or rights, warrants, or options for its Common Stock to the extent such issuance or distribution is covered by Section 5.03); or

          (v) issues by reclassification of any of its Common Stock any shares of any of its Capital Stock;

then the Exercise Rate in effect immediately prior to such action for each Warrant then outstanding shall be adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any (regardless of whether the Warrants then outstanding are then exercisable and without giving effect to the Cashless Exercise option). If there are no outstanding shares of Common Stock that are of the same class as the Shares at the time of any such action and such action has therefore been taken only in respect of the Shares, the adjustment shall relate to the Shares in their same form if it would not frustrate the intent and purposes of this Section 5.01.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed.

     If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

     (b) ADJUSTMENT FOR SALE OF COMMON STOCK BELOW CURRENT MARKET VALUE. If, after the date hereof, the Company grants or sells to any Interested Person (other than a wholly-owned subsidiary) any Common Stock or any securities convertible into or exchangeable or exercisable for any Common Stock at a price below the then Current Market Value (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to any security convertible into, or exchangeable or exercisable for shares of Common Stock outstanding as of the date of this Agreement, (3) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Article V has previously been made, or (4) upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the date of this Agreement (to the extent in accordance with the terms of such securities as in effect on the date of this Agreement)), the Exercise Rate for each Warrant then outstanding shall be adjusted in accordance with the following formula:

                          E' = E x      (O + N)
                                    ---------------
                                    (O + (N x P/M))

where:

E' = the adjusted Exercise Rate for each Warrant then outstanding;

E  = the then current Exercise Rate for each Warrant then outstanding;

O = the number of shares of Common Stock outstanding immediately prior to the sale of Common Stock or issuance of securities convertible, exchangeable or exercisable for Common Stock;

N = the number of shares of Common Stock so sold or the maximum stated number of shares of Common Stock issuable upon the conversion, exchange or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

P = the proceeds per share of Common Stock received by the Company, which (i) in the case of shares of Common Stock is the amount received by the Company in consideration for the sale and issuance of such shares; and (ii) in the case of securities convertible into or exchangeable or exercisable for shares of Common Stock is the amount received by the Company in consideration for the sale and issuance of such convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and

M = the Current Market Value as of the Time of Determination or at the time of sale, as the case may be.

     The adjustment shall become effective (i) immediately after grant to an Interested Person of the convertible, exchangeable or exercisable securities to which this paragraph (b) applies or (ii) upon consummation of the sale of such securities or Common Stock to an Interested Person, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such convertible, exchangeable or exercisable securities, the Exercise Rate for each Warrant then outstanding shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the grant or sale of such convertible, exchangeable or exercisable securities been made on the basis of only the number of shares of Common Stock actually delivered upon conversion, exchange or exercise of such securities. In the event that such convertible, exchangeable or exercisable securities are not issued after the grant thereof, the Exercise Rate for each Warrant then outstanding shall be adjusted to be the Exercise Rate which would then be in effect if no adjustment had been made to the Exercise Rate for the grant of such convertible, exchangeable or exercisable securities.

     No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E.

     No adjustment shall be made under this paragraph (b) for any sale of Common Stock that has been the subject of a previous adjustment pursuant to this paragraph (b)(unless the terms of the securities on which the basis for such adjustment was made are changed in a manner that decreases the sale price of the Common Stock, in which event an adjustment shall be made to reflect such decrease).

     No adjustment shall be made under this paragraph (b) if any convertible, exchangeable or exercisable securities to which this paragraph (b) would otherwise apply are distributed to the holders of Warrants pursuant to Section 5.03.

     No adjustment in the Exercise Rate shall be made under this paragraph (b) upon the conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors or employees of the Company; PROVIDED that the exercise price of such options, at the time of issuance thereof, is at least equal to the then Current Market Value of the Common Stock underlying such options.

     No adjustment in the Exercise Rate shall be made under this paragraph (b) in connection with or upon the issuance of shares Common Stock to the former stockholders of 4-Sight Limited, a private limited company organized under the laws of England and Wales, pursuant to and in accordance with that certain stock purchase agreement, dated February 10, 1998, between the Company and the stockholders of 4-Sight Limited.

     "INTERESTED PERSON" means (i) any Affiliate of the Company, (ii) any holder of 10% of more in voting power of the outstanding Capital Stock of the Company or (iii) any member of the Board of Directors or any executive officer of the Company.

     (c) NOTICE OF ADJUSTMENT. Whenever the Exercise Rate is adjusted, the Company shall promptly mail to holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

     (d) REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS. (i) If the Company, in a single transaction or through a series of related transactions, merges, consolidates or amalgamates with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "FUNDAMENTAL TRANSACTION"), as a condition to consummating any such transaction the person formed by any such consolidation or merger (if other than the Company) or the person to whom such transfer has been made (the "SURVIVING PERSON") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (a) that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) made no election with respect to the form of consideration payable in such transaction and (ii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Warrants. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article V. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

     (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and the consideration payable in such Fundamental Transaction to holders of the shares of Capital Stock (and other securities or property) issuable or deliverable upon exercise of the Warrants consists solely of cash, then the holders of Warrants shall be entitled to receive such cash on the date of consummation of the Fundamental Transaction on an equal basis with holders of such shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such cash payment the rights of a holder of a Warrant shall terminate and cease and such holder's Warrants shall expire.

     (iii) If this paragraph (d) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

     (e) COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors of the Company make that must be made pursuant to this
Article V shall be conclusive.

     (f) WARRANT AGENT'S ADJUSTMENT DISCLAIMER. The Warrant Agent has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (d) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

     (g) ADJUSTMENT FOR TAX PURPOSES. The Company may make such increases in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (h) UNDERLYING SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Shares then deliverable upon the exercise of all Warrants then outstanding, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

     (i) SPECIFICITY OF ADJUSTMENT. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

     (j) VOLUNTARY ADJUSTMENT. The Company from time to time may increase the Exercise Rate by any number and for any period of time (PROVIDED that such period is not less than 20 Business Days). Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect.

     (k) MULTIPLE ADJUSTMENTS. After an adjustment to the Exercise Rate for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate for outstanding Warrants as so adjusted.

     (l) DEFINITIONS.

     "AFFILIATE" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. None of the Initial Purchasers or any of their Affiliates shall be deemed to be an Affiliate of the Company or of any of its subsidiaries or Affiliates.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the date hereof or issued after the date hereof, and any and all rights, warrants or options or other securities exchangeable for or convertible into such capital stock.

     "CURRENT MARKET VALUE" per share of Common Stock or any other security at any date of determination means (i) if the security is not traded on a national or regional securities exchange, The Nasdaq Stock Market or in a recognized over-the-counter market (a "Quoted Security"), (a) the fair market value of the security, as determined in good faith by the Board of Directors of the Company and certified in a board resolution delivered to the Warrant Agent, which shall be based on the most recently completed arms-length transaction between the Company and a person other than an Affiliate of the Company, the closing of which shall have occurred within the six-month period preceding such determination, or (b) if no such transaction shall have occurred within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value solely for determining the cash value of fractional shares, the last determination of Current Market Value pursuant to this clause (i), if made within the preceding six months, may be utilized), which determination shall be set forth in an officers' certificate delivered to the Warrant Agent, or (ii) (a) if the security is a Quoted Security, the average of the daily closing sales prices of such security for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been a Quoted Security for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available. The closing sales price of a security for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national or regional securities exchange or on The Nasdaq Stock Market, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) in the case of a security not then listed or admitted to trading on any national or regional securities exchange or The Nasdaq Stock Market, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, or in the case of a security as to which no such reported bid and asked prices are available on such day, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than two days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported for such security during such two-day period, Current Market Value shall be determined as if the security were not a Quoted Security.

     "INDEPENDENT FINANCIAL EXPERT" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors and executive officers or Affiliates do not have a direct or indirect material financial interest for its or their proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

     "TIME OF DETERMINATION" means, (i) in the case of any distribution of securities or other property to existing stockholders to which paragraph (b) applies, the time and date of the determination of stockholders entitled to receive such securities or property or (ii) in the case of any other issuance and sale to which paragraph (b) applies, the time and date of such issuance or sale.

     (m) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No Adjustment in the Exercise Rate need be made unless the adjustment would require an increase of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 5 shall be made to the nearest 1/1000th of a share, as the case may be.

     SECTION 5.02. FRACTIONAL SHARES. The Company will not be required to issue fractional Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In addition, in no event shall any holder of Warrants be required to make any payment of a fractional cent. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash (rounded to the nearest cent) equal to the same fraction of the Current Market Value per Share on the Business Day immediately preceding the exercise of such Warrants. Such payments will be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Shares deliverable to such holder shall be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

     SECTION 5.03. CERTAIN DISTRIBUTIONS. If at any time the Company grants, issues or sells options, convertible securities or rights to purchase Capital Stock, warrants or other securities PRO RATA to the record holders of Common Stock (the "DISTRIBUTION RIGHTS") or, without duplication, makes any dividend or otherwise makes any distribution, including, subject to applicable law, pursuant to any plan of liquidation ("DISTRIBUTION") on Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to each registered holder of Warrants then outstanding the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Shares acquirable upon complete exercise of such holder's Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be.


                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

     SECTION 6.01. WARRANT AGENT. The Company hereby appoints First Trust National Association as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth, and First Trust National Association hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

     SECTION 6.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

          (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

          (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) The Warrant Agent, and its officers, directors, affiliates and employees ("RELATED PARTIES"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

          (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

          (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; PROVIDED, HOWEVER, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

          (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

               (1) an Officers' Certificate stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

               (2) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with provided that such matter is one customarily opined on by counsel.

     Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

     (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its Chairman of the Board of Directors, its President, its Treasurer, its Controller or any Vice President or its Secretary or any Assistant Secretary.

     (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

     (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the President, the Treasurer, the Controller, any Vice President or the Sec retary or any Assistant Secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

     (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the Chairman of the Board of Directors, the President, the Treasurer, the Controller, any Vice President or the Secretary or any Assistant Secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

     SECTION 6.03. RESIGNATION AND APPOINTMENT OF SUCCESSOR. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

     (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; PROVIDED, HOWEVER, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 8.04 hereof.

     (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent.

Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

     (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

     (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

     (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.


                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. AMENDMENT. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.01(d) hereof or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

     The Company and the Warrant Agent may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Holders (as defined below) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; PROVIDED, HOWEVER, that no such modification may be made to a Warrant that increases the Exercise Price or decreases the Exercise Rate, modifies anti-dilution adjustments to the Exercise Rate in a manner adverse to the holder, makes any change to the first paragraph of Section 5.01(d), reduces the period of time during which such Warrant is exercisable hereunder, or effects any change to this Section 7.01 without the consent of the holder of such Warrant. "REQUISITE HOLDERS" means (i), in the case of any amendment, modification or supplement that does not affect Article IV, the holders of a majority of the outstanding Warrants or (ii) in the case of any amendment, modification or supplement that affects Article IV, the holders of a majority of (x) the Shares issued upon exercise of the Warrants that, at the date of determination, are "restricted securities" within the meaning of the Securities Act and (y) of the outstanding Warrants (treating for approval purposes each Warrant as entitling the holder to a vote in an amount equal to the number of Shares issuable upon exercise of such Warrant in full). Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof). For purposes of any amendment, modification or waiver hereunder, Warrants held by the Company or any of its Affiliates shall be disregarded.

     Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

     SECTION 7.02. NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 7.03. ADDRESSES FOR NOTICES TO PARTIES AND FOR TRANSMISSION OF DOCUMENTS. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

                  To the Company:

                  WAM!NET Inc.
                  6100 West 110th Street
                  Minneapolis, Minnesota 55438
                  Facsimile No. (612) 885-0687
                  Attention:  Chief Executive Officer

                  with a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, NY 10022
                  Attention:  Daniel D. Rubino, Esq.

                  To the Warrant Agent:

                  First Trust National Association
                  180 East 5th Street
                  St. Paul, Minnesota 55104
                  Facsimile No.: (612) 244-0711
                  Attention: Corporate Trust Department

                  Principal Corporate Trust Office in New York City:

                  100 Wall Street, Suite 2000
                  New York, NY 10005


or at any other address of which either of the foregoing shall have notified the other in writing.

     SECTION 7.04. NOTICES TO HOLDERS. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

     SECTION 7.05. APPLICABLE LAW; SUBMISSION TO JURISDICTION. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     SECTION 7.06. PERSONS HAVING RIGHTS UNDER AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the holders of the Warrant Certificates and, with respect to Section 4.03 and 4.04, the holders of Shares issued pursuant to Warrants, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants (except for Sections 4.03 and 4.04, which shall also be for the benefit of all holders of Shares issued pursuant to Warrants), conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

     SECTION 7.07. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 7.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7.09. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 7.10. AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

     SECTION 7.11. OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, and the rules and regulations of all stock exchanges on which the Warrants are listed which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants.

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                              WAM!NET INC.


                                              By: /s/ Edward J. Driscoll III
                                                 ------------------------------
                                              Name:   Edward J. Driscoll III
                                                   ----------------------------
                                              Title: President and CEO
                                                    ---------------------------


                                              FIRST TRUST NATIONAL ASSOCIATION,
                                              as Warrant Agent


                                              By: /s/ Kathe Barrett
                                                 ------------------------------
                                              Name:   Kathe Barrett
                                                   ----------------------------
                                              Title:  Trust Officer
                                                    ---------------------------

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OF OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECU RITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S.

REGISTERED No.

CUSIP 933590 11 9                                              ________ WARRANTS


                               WARRANT CERTIFICATE

                                  WAM!NET INC.

     This Warrant Certificate certifies that ____________, or registered assigns, is the registered holder of ________ Warrants (the "Warrants") to purchase shares of Common Stock, par value $0.01 per share (the "Common Stock"), of WAM!NET INC., a Minnesota corporation (the "Company," which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercisability Date until 5:00 p.m., New York City time, on March 1, 2005 (the "Expiration Date"), 2.01 fully paid, registered and non-assessable shares of Common Stock, subject to adjustment as provided in Article V of the Warrant Agreement (the "Exercise Rate"), at the exercise price of $0.01 for each share purchased (the "Exercise Price") (the shares of Common Stock purchasable upon exercise of a Warrant being herein referred to as the "Shares" and, unless the context otherwise requires, such term shall also mean all other securities or property purchasable and deliverable upon exercise of a Warrant as provided in the Warrant Agreement), upon surrender of this Warrant Certificate and payment of the Exercise Price (i) in United States dollars or by certified check or official bank check, (ii) pursuant to the next sentence or (iii) in any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement. In addition to payment by cash or check, a Warrant may be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as in cash of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of the Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the Cashless Exercise Ratio multiplied by the product of (a) the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise and (b) the aggregate number of Shares for which such Warrants are then exercisable (without giving effect to the Cashless Exercise option). If the Company has not effected the registration under the Securities Act of the offer and sale of the Shares by the Company to the holders of the Warrants upon the exercise thereof, the Company may elect to require that holders of the Warrants effect the exercise of the Warrants solely pursuant to the

Cashless Exercise option and may also amend the Warrants to eliminate the requirements for payment of the Exercise Price with respect tp such Cashless Exercise option. A Warrant may not be exercised in part. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant Agreement.

     This Warrant has initially been issued as part of a unit ("Unit"), each Unit consisting of three Warrants and $1,000 principal amount at maturity of the Company's 13 1/4% Senior Discount Notes due 2005 (the "Notes"). As set forth in the Warrant Agreement and the Indenture, dated as of March 5, 1998 (the "Indenture"), between the Company and First Trust National Association, as Trustee, pursuant to which the Notes have been issued, the Warrants and the Notes will not be separately transferable until the "Separability Date", which means the earliest to occur of: (i) September 1, 1998, (ii) the occurrence of an Exercise Event (as defined herein), (iii) the occurrence of an Event of Default (as defined in the Indenture), (iv) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (v) immediately prior to any redemption of Notes by the Company from the net proceeds of an Initial Public Equity Offering (as defined in the Indenture),
(vi) immediately prior to the occurrence of a Warrant Change of Control (as defined in the Warrant Agreement) or (v) such earlier date as determined by Merrill Lynch & Co. in its sole discretion.

     "Current Market Value" per share of Common Stock or any other security at any date of determination means (i) if the security is not traded on a national or regional securities exchange, The Nasdaq Stock Market or in a recognized over-the-counter market (a "Quoted Security"), (a) the fair market value of the security, as determined in good faith by the Board of Directors of the Company and certified in a board resolution delivered to the Warrant Agent, which shall be based on the most recently completed arms-length transaction between the Company and a person other than an Affiliate of the Company, the closing of which shall have occurred within the six-month period preceding such determination, or (b) if no such transaction shall have occurred within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value solely for determining the cash value of fractional shares, the last determination of Current Market Value pursuant to this clause (i), if made within the preceding six months, may be utilized), which determination shall be set forth in an officers' certificate delivered to the Warrant Agent, or (ii) (a) if the security is a Quoted Security, the average of the daily closing sales prices of such security for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been a Quoted Security for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available. The closing sales price of a security for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national or regional securities exchange or on The Nasdaq Stock Market, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) in the case of a security not then listed or admitted to trading on any national or regional securities exchange or The Nasdaq Stock Market, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, or in the case of a security as to which no such reported bid and asked prices are available on such day, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than two days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported for such security during such two-day period, Current Market Value shall be determined as if the security were not a Quoted Security.

     "Exercisability Date" means, with respect to each Warrant, the date as of which both of the following shall have occurred (whether before or on such date): (i) the Separability Date and (ii) an Exercise Event.

     "Exercise Event" means, with respect to each Warrant, the date of the occurrence of the earliest of: (1) immediately prior to the occurrence of a Warrant Change of Control, (2 )(a) the 90th day (or such earlier date as determined by the Company in its sole discretion) following an Initial Public Equity Offering (as defined in the Warrant Agreement) or (b) upon the closing of the Initial Public Equity Offering but only in respect of Warrants, if any, required to be exercised to permit the holders thereof to sell Shares pursuant to their registration rights, (3) a class of equity securities of the Company is listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market or is otherwise registered under the Exchange Act, or (4) September 1, 2000.

     "Independent Financial Expert" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors and executive officers or Affiliates (as defined in the Warrant Agreement) do not, have a direct or indirect material financial interest for its or their proprietary account in the Company or any of its Affiliates and
(ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

     The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office.

     Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on March 1, 2005 shall thereafter be void.

     If the Company merges, amalgamates or consolidates with or into, or sells all or substantially all of its property and assets to, another Person solely for cash, the holders of Warrants shall be entitled to such cash on the date of consummation of such transaction on an equal basis with holders of Shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such cash the rights of a holder of a Warrant shall terminate and cease and such holder's Warrants shall expire.

     Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

     THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     WITNESS the signatures of the Company's duly authorized officers.

Dated:

                                               WAM!NET INC.


                                               By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

Attest:


By:
   -------------------------
   Name:
   Title:


Certificate of Authentication:

This is one of the Warrants referred to in the within-mentioned Warrant
Agreement:

FIRST TRUST NATIONAL ASSOCIATION,
         as Warrant Agent


By:
   ------------------------------
   Authorized Signatory

                                    [REVERSE]
                                  WAM!NET INC.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the Expiration Date, each of which represents the right to purchase, at any time on or after the Exercisability Date and on or prior to the Expiration Date, 2.01 shares of Common Stock, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of March 5, 1998 (as amended from time to time, the "Warrant Agreement"), duly executed and delivered by the Company to First Trust National Association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise, by paying in full the Exercise Price for each Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If all items referred to in the preceding paragraph are not received until after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such items relate will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrant to which such items relate will be effective on the Expiration Date and prior to the expiration of such Warrant.

     As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the form of Election to Exercise, as set forth hereon. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

     The Company will not be required to issue fractional shares of Common Stock upon exercise of Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

     Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal U.S. securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which any other securities underlying the Warrants are listed or admitted to trading are open for business.

     The Warrants and the Shares issuable upon exercise thereof are entitled to the benefits of a registration rights agreement (as amended from time to time, the "Registration Rights Agreement"), pursuant to which the holders representing not less than a majority of Registrable Securities (as defined in the Registration Rights Agreement) have the right under certain circumstances to require the Company to effect one demand registration of the Registrable Securities. The Registration Rights Agreement also provides the holders of Registrable Securities with the right, subject to the conditions and limitations contained therein, to include the Registrable Securities in certain registration statements filed by the Company for its account or for the account of any of its other securityholders. The Registration Rights Agreement further provides, among other things, that (i) prior to the Triggering Date (as defined in the Registration Rights Agreement), if WorldCom Inc, a Georgia corporation ("WorldCom") or its Affiliates (as defined in the Registration Rights Agreement) effect a direct or indirect sale or other disposition of capital stock of the Company to any proposed purchaser in any transaction or a series of related transactions resulting in a Warrant Change of Control, the holders of Warrants and Shares will have the right to sell all of such securities to the proposed purchaser at the same price as received by WorldCom or its Affiliates and (ii) prior to an Initial Public Equity Offering, WorldCom or its Affiliates may require the holders of Warrants and Shares to sell such securities to any person to whom WorldCom and such Affiliates sell all of their capital stock in the Company in a transaction that results in a Warrant Change of Control, at the same price as that received by WorldCom and such Affiliates.

     The Company will furnish to any holder of a Warrant upon written request and without charge a copy of the Warrant Agreement and the Registration Rights Agreement. Requests may be made to: WAM!NET Inc., 6100 West 110th Street, Minneapolis, Minnesota 55438; Attention: Secretary.

                             (ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)

     The undersigned hereby irrevocably elects to exercise this Warrant Certificate as to ____ Warrants and to purchase the whole number of Shares issuable upon exercise thereof and herewith tenders payment for such Shares as follows:

     $ __________________ in cash or by certified or official bank check; or by surrender of _____ Warrants pursuant to a Cashless Exercise at the current Cashless Exercise Ratio.

     The undersigned requests that a certificate representing such Shares be registered in the name of ________________________ whose address is ___________________________________________ and that such Shares be delivered to
_________________________ whose address is
___________________________________________. Any cash payments to be paid in lieu of a fractional Share should be made to _____________________________ whose address is ___________________________ and the check epresenting payment thereof should be delivered to _________________________________________ whose address is ___________________________________________________.

                  Dated  __________________________,

                  Name of holder of
                  Warrant Certificate:
                                      ------------------------------------
                                                 (Please Print)

                  Tax Identification or
                  Social Security Number:
                                         ----------------------------------

                  Address:
                          -------------------------------------------------

                          -------------------------------------------------



                  Signature:
                            -----------------------------------------------
                            Note: The above signature must correspond with the
                                  name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed.

Dated
     -----------------------------

                  Signature:
                            -------------------------------------------
                            Note:   The above signature must correspond
                                    with the name as written upon the
                                    face of this Warrant Certificate in
                                    every particular, without alteration
                                    or enlargement or any change whatever.

                  Signature Guaranteed:
                                       --------------------------------

                              [FORM OF ASSIGNMENT]

     For value received ___________________________ hereby sells, assigns and transfers unto _________________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated             , 199
      ------------     --

                  Signature:
                            -------------------------------------------
                            Note:  The above signature must correspond
                                   with the name as written upon the
                                   face of this Warrant Certificate in
                                   every particular, without alteration
                                   or enlargement or any change whatever.

                  Signature Guaranteed:
                                       --------------------------------


     In connection with any transfer of Warrants represented by this Warrant Certificate occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of the Warrants (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [CHECK ONE]

[ ] (a) the Warrants are being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       OR

[ ] (b) this Warrant Certificate is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in Section 1.08 of the Warrant Agreement.

If none of the foregoing boxes is checked, the Unit Agent shall not be obligated to register this Warrant Certificate in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth Section 1.08 of the Warrant Agreement shall have been satisfied.


Date:                               Your signature:
     ----------------                              ---------------------------


                                                   ---------------------------
                                                   (Sign exactly as your
                                                   name appears on the
                                                   other side of this
                                                   Security)

Signature Guarantee:
                    -------------------------------------

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing the Warrants for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ----------------                        --------------------------------




                                              --------------------------------
                                              NOTICE:  To be executed by
                                                       an executive officer

             SCHEDULE OF EXCHANGES OF DEFINITIVE AND GLOBAL WARRANTS


     The following exchanges made in respect of certified Warrants or another Global Warrant have been made:



                  AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN
                  NUMBER OF WARRANTS      NUMBER OF WARRANTS      NUMBER OF WARRANTS OF THIS
                  SUBJECT TO THIS GLOBAL  SUBJECT TO THIS GLOBAL  GLOBAL WARRANT FOLLOWING     SIGNATURE OF AUTHORIZED
DATE OF EXCHANGE  WARRANT                 WARRANT                 SUCH DECREASE (OR INCREASE)  OFFICER OF WARRANT AGENT
----------------  ----------------------  ----------------------  ---------------------------  ------------------------


                                                                       EXHIBIT B


                        FORM OF LEGEND FOR GLOBAL WARRANT

     Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C


          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                              TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of WAM!NET INC.

     THIS CERTIFICATE relates to __________________ Warrants held in [ ]* book-entry or [ ]* certificated form by the undersigned transferor (the "Transferor").

The Transferor:*

     [ ] has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

     [ ] has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

     In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.08 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "ACT") because*:

     [ ] Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.08(a)(y)(A) or Section 1.08(d)(i)(A) of the Warrant Agreement).

     [ ] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [ ] Such Warrant is being transferred in reliance on Regulation S under the Act.

     [ ] Such Warrant is being transferred in accordance with Rule 144 under the Act.

     [ ] Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act.



                                                  ----------------------------
                                                  [INSERT NAME OF TRANSFEROR]



                                                  By:
                                                     -------------------------

Date:
     --------------------


         *Check applicable box.

                                                                       EXHIBIT D

                                                            ------------, ------

                            FORM OF CERTIFICATE TO BE
                             DELIVERED IN CONNECTION
                           WITH REGULATION S TRANSFERS



First Trust National Association
Suite 200
100 Wall Street
New York, NY 10005

Attention: Corporate Trust Department

Ladies and Gentlemen:

     In connection with our proposed sale of Warrants of WAM!NET Inc. (the "Company"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Warrants was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we have advised the transferee of the transfer restrictions applicable to the Warrants; and

          (6) if the circumstance set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Warrants may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Warrants under the Securities Act; or pursuant to an available exemption from the registration requirements under the Act.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

                                       Very truly yours,

                                       [Name of Transferor]



                                       By:
                                          -------------------------------
                                          [Authorized Signature]


     Upon transfer the Warrants would be registered in the name of the new beneficial owner as follows:

Name:
     -------------------------------
Address:
        ----------------------------
Taxpayer ID Number:
                   -----------------


                                       D-2